UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2008

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Effective November 13, 2008, the Board of Directors of Chesapeake Energy Corporation (the “Company”) approved amendments to the Company’s Bylaws.  The amendments included:

(1) A revision to the nomination provisions with the purpose of clarifying the process by which shareholders nominate directors and ensuring that the Board of Directors has adequate information to make a recommendation to shareholders regarding any nomination.  Shareholders may now deliver director nominations to the Company 90 to 120 days before the anniversary of the preceding year’s annual shareholders meeting.  Previously shareholders were required to deliver nominations at least 120 days before the annual shareholders meeting.  The amended and restated bylaws also describe in detail the information that a shareholder must provide about itself and its nominees.

(2) The inclusion of an emergency governance provision that provides for the creation of an emergency board committee in the event of a catastrophe or other emergency condition;

(3) A revision of the indemnification provisions to clarify how a claim for indemnification is submitted as well as how the Company determines if the claim is valid.  The revised provision states that a claimant may request that the validity of the claim be determined by independent counsel and, if the claimant does not make such a request, the validity of the claim will be determined by a majority of the disinterested directors;

(4) A revision to the process by which a special meeting may be called stating that special meetings may only be called by the chairman of the board or by the president or secretary, at the request, in writing, of a majority of the directors then in office.  Previously shareholders also had the right to call a special meeting.

(5) The addition of provisions for managing a written consent campaign by shareholders including the provision that the Company will hire an independent inspector of elections to review the validity of the written consents and that the written consent would not be declared effective until the independent inspector certifies that the minimum number of consents has been received.  The Company has also added a detailed provision for determining a record date for action by written consent.

A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.1.

Section 7 – Regulation FD

Item 7.01  Regulation FD Disclosure.

On November 11, 2008, the Company issued a press release announcing the execution of an agreement for a joint venture with StatoilHydro whereby StatoilHydro will acquire a 32.5% interest in Chesapeake’s Marcellus Shale assets in Appalachia for $3.375 billion, leaving Chesapeake with 67.5% working interest.  The assets include approximately 1.8 million net acres of leasehold, of which StatoilHydro will own approximately 0.6 million net acres and Chesapeake will own approximately 1.2 million net acres.  A copy of the press release is attached as exhibit 99.1 to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document Description

3.1	Chesapeake Energy Corporation Amended and Restated Bylaws

99.1	Chesapeake Energy Corporation press release dated November 11, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

Date:                      November 17, 2008

EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Chesapeake Energy Corporation Amended and Restated Bylaws

99.1	Chesapeake Energy Corporation press release dated November 11, 2008